Exhibit 3.1

Vice President & CCO President & CEO Acknowledgment Number: 1000362015152459 Filing Date and Time: 11/25/2025 7:03:52 AM Authentication Number: Cx3vtZYZjkeOSwaRJnYpug Page 1 of 2